Exhibit 99.1

AGREEMENT OF JOINT FILING
BFC FINANCIAL CORPORATION

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of Statement 13G and any and all further amendments thereto, with respect to the above referenced securities and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of August 8, 2011.

MILANY LIMITED

By:	/s/ Fay Anne De Freitas and /s/ Ashleigh Moore
Name:	Fay Anne De Freitas and Ashleigh Moore
Its:	Corporate Directors

ELEONAS LTD

By:	/s/ Fay Anne De Freitas and /s/ Ashleigh Moore
Name:	Fay Anne De Freitas and Ashleigh Moore
Its:	Corporate Directors

NISOS PURPOSE TRUST, AMCO PTC AS TRUSTEE

By:	/s/ Brian Taylor and /s/ Piers Stradling
Name:	Brian Taylor and Piers Stradling
Its:	Directors

AMCO PTC

By:	/s/ Brian Taylor and /s/ Piers Stradling
Name:	Brian Taylor and Piers Stradling
Its:	Directors

/s/ Panayotis Constantino
PANAYOTIS CONSTANTINOU

[Signatures Continue on the Following Page]

GREEK INVESTMENTS, INC.

By:	/s/ Panayotis Constantino
Name:	Panayotis Constantino
Its:	Director

/s/ Jorge Constantino
JORGE CONSTANTINOU